EXHIBIT 2(e)(1)

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                             TERMS AND CONDITIONS OF
                           DIVIDEND REINVESTMENT PLAN

           1. State Street Bank and Trust Company (the "Agent") will act as Agent for participants in the Dividend Reinvestment Plan (the "Plan") of Putnam Municipal Opportunities Trust (the "Fund"), and will open and maintain an account for each participant under the Plan in the same name as the participant's shares are registered. Each registered shareholder will be deemed conclusively upon purchase and, where applicable, registration of transfer on the shareholder records of the Fund to have elected to participate in the Plan.

           2. Whenever the Fund declares a distribution from capital gains or surplus or an income dividend, the Agent will apply the amount of such dividend or distribution payable to each participant (less such participant's pro rata share of brokerage commissions incurred with respect to open-market purchases in connection with the reinvestment of such dividend or distribution) to the purchase on the open market of common shares of the Fund (the "Shares") for such participant's account. Such purchases will be made on or shortly after the payment date for such dividend or distribution, and in no event later than the last business day before the next month's ex-dividend date except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities law.

           3. Open-market purchases may be made on any securities exchange where the Fund's Shares are traded, in the over-the-counter market, or in negotiated transactions and may be on such terms as to price, delivery, and otherwise as the Agent shall determine. It is understood that, in any event, the Agent shall have no liability in connection with any inability to purchase Shares prior to the next month's ex-dividend date, or with the timing of any purchases effected. The Agent shall have no responsibility as to the value of the Shares of the Fund acquired for any participant's account. For the purposes of purchase in the open market, the Agent may aggregate a participant's purchase with those of other shareholders of the Fund for whom it similarly acts as Agent, and the average price (including brokerage commissions) of all Shares purchased by the Agent as such shall be the price per Share allocable to such participant in connection therewith.

           4. The Agent may hold the Shares in a participant's account under the Plan, together with the Shares in other accounts under the Plan, in noncertificated form in the Agent's name or that of the Agent's nominee. The Agent will forward to each participant any proxy solicitation material and will vote any Shares so held for a participant only in accordance with the proxy returned by such participant to the Fund. Upon a participant's written request, the Agent will deliver to such participant, without charge, a certificate or certificates for the full Shares.


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           5. The Agent will confirm to each participant each acquisition made for such participant's account as soon as practicable but not later than 30 days after the date thereof. Although a participant may from time to time have any undivided fractional interest (computed to three decimal places) in a Share of the Fund, no certificates for a fractional Share will be issued. However, dividends and distributions on fractional Shares will be credited to a participant's account. In the event of termination of a participant's account under the Plan, the Agent will adjust for any such undivided fractional interest in cash at the market value of the Fund's Shares at the time of termination.

           6. Any stock dividends or split share distributed by the Fund on Shares held by the Agent for a participant will be credited to such participant's account. In the event that the Fund makes available to its shareholders rights to purchase additional Shares or other securities, the Shares held for a participant under the Plan will be added to other Shares held by such participant in calculating the number of rights to be issued to such participant.

           7. The Agent's service fee for handling capital gains distributions or income dividends will be paid by the Fund. Each participant will be charged a pro rata share of brokerage commissions on all open-market purchases.

           8. A participant may terminate his account under the Plan by notifying the Agent in writing or by telephone. Such termination will be effective immediately if notice is received by the Agent not less than ten days prior to any dividend or distribution record date; otherwise such termination will be effective on or shortly after the first trading day after the date for such dividend or distribution with respect to any subsequent dividend or distribution. The Plan may be terminated by the Agent or the Fund upon notice in writing mailed to participants at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund. Upon any termination the Agent will cause a certificate or certificates for the full Shares held for participants under the Plan and cash adjustment for any fraction to be delivered to them without charge. If a participant elects by notice to the Agent in writing or by telephone in advance of such termination to have the Agent sell part or all of such participant's Shares and remit the proceeds to such participant, the Agent is authorized to deduct a $2.50 fee plus brokerage commission for this transaction from the proceeds.

           9. These terms and conditions may be amended or supplemented by the Agent or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to participants appropriate written notice at least 30 days prior to the effective date thereof. Any such amendment or supplement shall be deemed to be accepted by each participant unless, prior to the effective date thereof, the Agent receives written notice of the termination of such participant's account under the Plan. Any such amendment may include an appointment by the Agent in its place and stead of a successor Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Agent under these terms and conditions. Upon any such appointment of any Agent for the purpose of receiving dividends and distributions, the Fund

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will be authorized to pay to such successor Agent, for each participant's account, all dividends and distributions payable on Shares of the Fund held in such participant's name or under the Plan for retention or application by such successor Agent as provided in these terms and conditions.

           10. The Agent shall at all times act in good faith and agree to use its best efforts within reasonable limits to insure the accuracy of all services performed pursuant to these terms and conditions and to comply with applicable law, but assume no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Agent's negligence, bad faith, or willful misconduct or that of its employees.

           11. These terms and conditions shall be governed by the laws of The Commonwealth of Massachusetts.


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                      [Outside Back Cover of Plan Brochure]

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST


This form is for shareholders who hold Shares of Putnam Municipal Opportunities Trust in their own name (registered shareholders). If your Shares are held at a brokerage firm, bank, or other nominee and your distributions are being reinvested, you must contact that institution if you wish to withdraw from the Dividend Reinvestment Plan.

           I hereby authorize State Street Bank and Trust Company to withdraw my account from the Dividend Reinvestment Plan. I elect to receive all future dividends and distributions paid by Putnam Municipal Opportunities Trust in cash.


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                                            Shareholder Signature



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                                            Shareholder Signature



                                            -----------------------------------
                                            Date

           Please sign exactly as your Shares are registered. All persons whose names appear on the share certificates must sign this authorization form.

YOU SHOULD NOT RETURN THIS FORM IF YOU WISH TO CONTINUE TO HAVE YOUR DIVIDENDS AND DISTRIBUTIONS REINVESTED IN ADDITIONAL COMMON SHARES OF PUTNAM MUNICIPAL OPPORTUNITIES TRUST.

           This authorization form, when signed, should be mailed to:

                     Putnam Investor Services
                     P.O. Box 41203
                     Providence, RI   02940-1203

                                                             THIS IS NOT A PROXY

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